UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2008
PAREXEL International Corporation

(Exact name of registrant as specified in charter)

Massachusetts	0-27058	04-2776269

(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

200 West Street, Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 487-9900
Not applicable.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 10, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of PAREXEL International Corporation (the “Company”) awarded to Mr. Goldberg, Chief Operating Officer of the Company, a discretionary bonus of $100,000 outside of the Company’s Management Incentive Plan (the “MIP”) for fiscal 2008 in recognition of his contribution to the performance achieved during the 2008 fiscal year by the Clinical Research Services business unit, the largest business unit within the Company. This discretionary bonus was in addition to the amounts otherwise payable to the Company’s executive officers under the MIP for fiscal 2008.
     The Committee also approved MIP targets for fiscal 2009 on September 10, 2008. Under the MIP for fiscal 2009, the executive officers’ incentives are based on the achievement of corporate, business unit and personal goals. The corporate goals set by the Committee include specific earnings per share, or EPS, and backlog objectives and the business unit objectives are based on achieving predetermined business unit operating margin, or BOM, objectives. Personal goals constitute 20% of the 2009 MIP opportunity. For fiscal 2009, corporate and business unit goals were set to have a roughly 80% chance of attainment based on budgets, market conditions and historical factors. For this reason, MIP-based goals are actually expressed in a range around a target. For executives to be awarded any payment under the corporate EPS or BOM elements of the fiscal 2009 MIP, at least 90% of the targeted value has to be attained. For executives to be awarded any payment under the backlog element of the fiscal year 2009 MIP, 100% or more of the targeted value has to be attained. Over-achievement of certain goals enables an individual to earn more than 100% of the targeted MIP. However, to the extent any such over-achievement payment would cause the Company to miss its targets, that payment is reduced.

     The financial metrics for fiscal 2009 bonus opportunities under the Company’s MIP for the following executive officers of the Company are as follows:

		Target		Maximum
		Percent	Maximum Percent	Percent
Name	Metrics	of Base[1]	of Target[2]	of Base[3]
Josef H. von Rickenbach	Backlog	100%	120.0%	120.0%
Chairman & CEO	EPS
James F. Winschel, Jr.	Backlog	55%	127.5%	70.1%
Senior Vice President & CFO	EPS
Mark A. Goldberg, M.D.	Backlog	65%	125.0%	81.3%
Chief Operating Officer	EPS
	BOM
Kurt A. Brykman	Backlog	45%	127.5%	57.4%
President, PCMS	EPS
	BOM
Ulf Schneider, PhD.	Backlog	45%	125.0%	56.3%
Senior Vice President & CAO	EPS
	BOM
Douglas A. Batt	Backlog	40%	127.5%	51.0%
Senior Vice President & General Counsel	EPS

[1]	Possible incentive bonus of the executive expressed as a percentage of the executive’s base salary, assuming that MIP targets are met but not exceeded.

[2]	Maximum percentage by which an executive’s actual incentive bonus may exceed the executive’s target incentive bonus, assuming that MIP targets are exceeded.

[3]	The product of the preceding columns, which is equal to the maximum amount of incentive bonus an executive may receive under the MIP, expressed as a percentage of the executive’s base salary.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2008		PAREXEL International Corporation
	By:	/s/ James F. Winschel, Jr.
James F. Winschel, Jr.
Senior Vice President and CFO